UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 28, 2025

SURO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue

12th Floor

New York, NY 10019

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 931-6331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SSSS	Nasdaq Global Select Market
6.00% Notes due 2026	SSSSL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.	Entry into a Material Definitive Agreement

On and effective May 29, 2025, SuRo Capital Corp. (the “Company”) entered into Amendment No. 2 to the Second Amended and Restated Employment Agreement with Mark D. Klein, the Company’s Chairman, Chief Executive Officer and President (the “Amended Klein Employment Agreement”), and Amendment No. 3 to the Second Amended and Restated Employment Agreement with Allison Green, the Company’s Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary (the “Amended Green Employment Agreement,” and together with the Amended Klein Employment Agreement, the “Amended Agreements”). Certain material terms of the Amended Agreements are described below in Item 5.02, which descriptions are incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On and effective May 29, 2025, the Company entered into the Amended Agreements with Mr. Klein and Ms. Green. The Amended Agreements modified the terms of the Second Amended and Restated Employment Agreements of each of Mr. Klein and Ms. Green, dated April 26, 2021 (such agreements, collectively and as previously amended, the “Prior Employment Agreements”), to extend the terms of each by three years to December 31, 2029 and to provide the Board with greater discretion over any annual bonuses to be awarded under the Amended Agreements by establishing target amounts, rather than pre-established limits. Other than the foregoing, no other material terms of the Prior Employment Agreements have changed. For a description of the material terms of the Prior Employment Agreements, please refer to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 28, 2021, and the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 11, 2025.

The foregoing descriptions of the Amended Klein Employment Agreement and the Amended Green Employment Agreement are qualified in their entirety by reference to the text of such agreements, respectively, which are attached hereto as exhibits and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 28, 2025, Company held its 2025 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following three proposals and cast their votes as described below.

1.	A proposal to re-elect two members to the board of directors of the Company, Ronald M. Lott and Marc Mazur, each of whom will serve for a term of three years expiring at the 2025 annual meeting of stockholders or until his successor is duly elected and qualified, as described in the Company’s proxy materials for the Annual Meeting. This proposal was approved by the Company’s stockholders based on the following votes taken in connection therewith:

Director	Votes For	Votes Withheld	Broker Non-Votes
Ronald M. Lott	6,951,596	957,473	7,478,575
Marc Mazur	7,028,029	881,040	7,478,575

2.	A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s proxy materials for the Annual Meeting. This proposal was approved by the Company’s stockholders based on the following votes taken in connection therewith:

For	Against	Abstain	Broker Non-Votes
7,089,990	686,429	132,650	7,478,575

3.	A proposal to recommend, on an advisory basis, the frequency of an advisory vote to approve the compensation of the Company’s named executive officers, as described in the Company’s proxy materials for the Annual Meeting. This proposal was approved by the Company’s stockholders based on the following votes taken in connection therewith:

One (1) Year	Two (2) Years	Three (3) Years	Abstain
7,060,239	293,365	359,911	195,554

4.	A proposal to approve the amendment and restatement of the Amended Equity Incentive Plan (the “Second Amended Equity Incentive Plan”), as described in the Company’s proxy materials for the annual meeting. This proposal was approved by the Company’s stockholders based on the following votes taken in connection therewith:

For	Against	Abstain/Withheld	Broker Non-Votes
7,125,980	652,593	130,496	7,478,575

5.	A proposal to ratify the selection of CBIZ CPAs P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, as described in the Company’s proxy materials for the Annual Meeting. This proposal was approved by the Company’s stockholders based on the following votes taken in connection therewith:

For	Against	Abstain/Withheld
14,951,680	345,615	90,349

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to the Second Amended and Restated Employment Agreement between SuRo Capital Corp. and Mark Klein, dated May 29, 2025

10.2	Amendment No. 3 to the Second Amended and Restated Employment Agreement between SuRo Capital Corp. and Allison Green, dated May 29, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2025	SURO CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary